Exhibit 99.3

CONSENT OF SIPHO NKOSI TO BE NAMED AS A DIRECTOR-NOMINEE

I consent to the use of my name as a Director-nominee in the “Management” section in the Registration Statement to be filed by Tronox Limited on Form S-1 and all amendments and post-effective amendments or supplements thereto.

/s/ Sipho Nkosi
Sipho Nkosi

Dated: May 30, 2012